UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2006, Central Garden & Pet Company (the “Company”) entered into a Credit Agreement relating to an aggregate amount of $650,000,000 in senior secured credit facilities. The terms of the Credit Agreement are described in Item 2.03 below.

On February 28, 2006, the Company entered into an amendment to the Stock Purchase Agreement dated January 19, 2006 by and between Central Garden & Pet Company, the Duff Family Revocable Trust and the Bassham Trust (the “Stock Purchase Agreement”). The amendment is filed as Exhibit 2.2 to this Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2006, and pursuant to the terms set forth in the Stock Purchase Agreement, as amended, the Company completed the acquisition of all of the outstanding shares of capital stock of Farnam Companies, Inc., an Arizona corporation (“Farnam”), for approximately $287 million (subject to certain post-closing adjustments) plus $4.1 million for the purchase of related real property from an affiliate of Farnam (the “Acquisition”). The Company’s press release regarding its completion of this acquisition is attached as an exhibit to this Form 8-K.

For the fiscal year ended November 30, 2005, Farnam reported sales of $165.8 million, income before provision for income taxes of $20.8 million, and net income of $20.7 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 28, 2006, the Company entered into a Credit Agreement with JPMorgan Chase Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, CIBC World Markets Corp., Suntrust Bank and Union Bank of California, N.A., as Co-Documentation Agents, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and the other parties thereto (the “Credit Agreement”). The credit facilities provided for under the Credit Agreement consist of a $350,000,000 5-year senior secured revolving credit facility and a $300,000,000 7-year senior secured Term Loan B facility (together, the “Facilities”). Interest on the term loan is based on a rate equal to LIBOR + 1.50% or the prime rate plus 0.50%, at our option. Interest on the revolving credit facility is based on a rate equal to prime plus a margin, which fluctuates from 0.00% to 0.25% or LIBOR plus a margin which fluctuates from 0.75% to 1.375%, determined quarterly based on consolidated total debt to consolidated EBITDA for the most recent trailing 12-month period.

The Facilities are guaranteed by the Company’s material subsidiaries and are secured by a lien on the Company’s assets, excluding real property and including substantially all of the capital stock of the Company’s subsidiaries. The Facilities contain financial and other covenants, including, but not limited to, limitations on liens and indebtedness as well as the maintenance of a minimum interest coverage ratio and a maximum total leverage ratio. Additionally, although the Company has not paid any cash dividends on its common stock in the past and does not anticipate paying any such cash dividends in the foreseeable future, the Facilities restrict its ability to pay such dividends. A violation of these covenants or the occurrence of certain other events could result in a default permitting the termination of the lenders’ commitments under the Credit Agreement and/or the acceleration of any loan amounts then outstanding.

The Facilities have been and will be used to finance the Company’s acquisition of Farnam, to refinance the Company’s existing $300 million senior secured credit facility consisting of a $125 million revolving credit facility and a $175 million term loan, and for general corporate purposes including working capital. The Company borrowed $252.7 million under the revolving credit facility at the closing. The Company’s interest expense for the twelve months ended December 24, 2005 was $21.1 million. After giving pro forma effect to the borrowings under the new Credit Agreement, assuming the borrowings had been made as of the beginning of the twelve months, interest expense would have been $40.5 million. The foregoing description of the facilities does not purport to be complete and is qualified in all respects by the terms of the Credit Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference herein.

The following table sets forth (on an unaudited basis) our cash and cash equivalents and capitalization, both on an actual basis and on a pro forma basis to give effect to the acquisitions of Farnam Companies, Inc. and Breeder’s Choice Pet Food, Inc. and the new Credit Agreement and borrowings thereunder as of February 28, 2006.

	As of December 24, 2005
	Actual	Pro Forma
	(in thousands)

Cash and cash equivalents	$12,913	$76,403

Debt, including current installments:
Senior credit facilities and term loans	$173,188	$552,678
Other senior secured debt	140	140
Senior Subordinated Notes due 2013	150,000	150,000

Total debt	323,328	702,818

Convertible redeemable preferred stock	3,000	3,000
Shareholders’ equity
Class B Stock, $0.01 par value; 1,654,462 shares outstanding	16	16
Common Stock, $0.01 par value; 19,785,339 shares issued and outstanding at December 24, 2005	197	197
Additional paid-in capital	429,933	429,933
Retained earnings	122,057	122,057
Accumulated other comprehensive income	(1,031)	(1,031)

Total shareholders’ equity	$551,172	$551,172

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not filed herewith. Pursuant to Item 9.01(a)(4) of Form 8-K, the Company undertakes to file such information not later than 71 calendar days after March 6, 2006.

(b)	Pro Forma Financial Information.

Not filed herewith. Pursuant to Item 9.01(a)(4) of Form 8-K, the Company undertakes to file such information not later than 71 calendar days after March 6, 2006.

(d)	Exhibits.

2.1	Stock Purchase Agreement dated as of January 19, 2006, among Central Garden & Pet Company, the Duff Family Revocable Trust and the Bassham Trust Regarding All of the Outstanding Stock of Farnam Companies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 20, 2006).

2.2	Amendment dated February 28, 2006 to Stock Purchase Agreement dated as of January 19, 2006, among Central Garden & Pet Company, the Duff Family Revocable Trust and the Bassham Trust Regarding All of the Outstanding Stock of Farnam Companies, Inc.

10.1	Credit Agreement dated as of February 28, 2006 among Central Garden & Pet Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, CIBC World Markets Corp., Suntrust Bank and Union Bank of California, N.A., as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers.

99.1	Press Release dated February 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Stuart W. Booth
Executive Vice President and
Chief Financial Officer

Dated: March 2, 2006

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of January 19, 2006, among Central Garden & Pet Company, the Duff Family Revocable Trust and the Bassham Trust Regarding All of the Outstanding Stock of Farnam Companies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 20, 2006).*

2.2	Amendment dated February 28, 2006 to Stock Purchase Agreement dated as of January 19, 2006, among Central Garden & Pet Company, the Duff Family Revocable Trust and the Bassham Trust Regarding All of the Outstanding Stock of Farnam Companies, Inc.

10.1	Credit Agreement dated as of February 28, 2006 among Central Garden & Pet Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, CIBC World Markets Corp., Suntrust Bank and Union Bank of California, N.A., as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers.

99.1	Press Release dated February 28, 2006.